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                                                                   EXHIBIT 10.22


                  This AMENDMENT NO. 1 to the STOCK PURCHASE AGREEMENT dated as of April 28, 2000 (the "Purchase Agreement") is made as of this 13th day of June, 2000 by and between Convergent Group Corporation, a Delaware corporation (the "Company"), and Cinergy Communications, Inc., a Delaware corporation (the "Purchaser").

                                    RECITALS

                  WHEREAS, the Company and the Purchaser are parties to the Purchase Agreement;

                  WHEREAS, the Company and the Purchaser wish to amend the Purchase Agreement as set forth herein;

                  WHEREAS, capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement; and

                  WHEREAS, at or prior to the First Tranche Closing (as hereinafter defined), the Company and the Purchaser shall enter into a shareholders agreement substantially in the form attached hereto as Exhibit A (the "Shareholders Agreement");

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  AMENDMENT AND RESTATEMENT OF ARTICLE I.

         Article I of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                                   "ARTICLE I

                      AGREEMENT TO PURCHASE AND SELL STOCK

1.1      PURCHASE AND SALE OF FIRST TRANCHE SHARES.

         Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to sell to the Purchaser at the First Tranche Closing, and the Purchaser hereby agrees to purchase from the Company at the First Tranche Closing, 2,474,000 shares of Common Stock (the "First Tranche Shares") for an aggregate purchase price of $10,000,000 (the "First Tranche Purchase Price").

1.2      PURCHASE AND SALE OF SECOND TRANCHE SHARES.

         Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to sell to the Purchaser at the Second Tranche Closing, and the Purchaser agrees to purchase from the Company at the Second Closing, for the Per Share Purchase Price, the number of shares of Common Stock, rounded down to the nearest whole number (the "Second Tranche


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Shares", and together with the First Tranche Shares, the "Shares") determined in accordance with the following formula:

         Second       [     Base Shares                  ]
         Tranche   =  [ ------------------ - Base Shares ]  -  First Tranche
         Shares       [       .9501                      ]        Shares


         As used herein, "Base Shares" means all outstanding shares of the Company's capital stock as of the Second Tranche Closing Date, expressly including all shares of Common Stock issuable upon the conversion of shares of the Company's Series A Preferred Stock (the "Preferred Stock") and all shares of capital stock of the Company being issued in the IPO (except for shares issuable upon the exercise of the Underwriters' over-allotment option), but expressly excluding the Shares, shares of Common Stock issuable upon the exercise of the Underwriters' over-allotment option and all shares of capital stock issuable in the IPO upon the exercise of outstanding but unexercised (as of the Second Tranche Closing Date) options, warrants, convertible securities (except for the Preferred Stock) and other rights to purchase or receive shares of the Company's capital stock.

         As used herein, the "Per Share Purchase Price" shall be an amount (with any fraction of a cent being rounded up (if such fractional portion is $0.005 or higher) or down (if such fractional portion is lower than $0.005) to the nearest whole cent) equal to 80% of the per share public offering price of the Company's Common Stock in the IPO as it appears on the cover page of the Company's final prospectus relating to the IPO (the "IPO Price"); provided, however, if the Post-IPO Enterprise Value of the Company (determined as provided below) is less than $500,000,000, then the Per Share Purchase Price shall be reduced such that the average per share purchase price for all Shares purchased pursuant to the Agreement equals 80% of the IPO Price. For the avoidance of doubt, Annex I hereto provides an example of an adjustment to the Per Share Purchase Price where the Post-IPO Enterprise Value is less than $500,000,000. For the avoidance of doubt, there shall be no adjustment to the Per Share Purchase Price if the Post-IPO Enterprise Value is greater than or equal to $500,000,000. The Post-IPO Enterprise Value shall be equal to the IPO Price multiplied by the sum of (A) the Base Shares and (B) the Shares.

         Within three days prior to the Second Tranche Closing, the Chief Financial Officer of the Company shall deliver a certificate to the Purchaser confirming the number of Base Shares and the calculation of the Post-IPO Enterprise Value."

         SECTION 2.  AMENDMENT AND RESTATEMENT OF SECTION 2.1.

         Section 2.1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

"2.1     CLOSINGS.

         The closing of the purchase and sale of the First Tranche Shares hereunder (the "First Tranche Closing") shall be held at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112 on June 15, 2000 or such other time as the


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parties to the Purchase Agreement shall otherwise agree. The date and time of the First Tranche Closing hereunder is hereinafter referred to as the "First Tranche Closing Date."

         The closing of the purchase and sale of the Second Tranche Shares hereunder (the "Second Tranche Closing") shall be held at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112 on the date and at the time of the closing of the IPO as established pursuant to the underwriting agreement to be executed by the Company in connection with the IPO. The date and time of the Second Tranche Closing hereunder is hereinafter referred to as the "Second Tranche Closing Date." References herein to the "Closing" shall mean the First Tranche Closing or the Second Tranche Closing, as applicable, and references herein to the "Closing Date" shall mean the First Tranche Closing Date or the Second Tranche Closing Date, as applicable."

         SECTION 3.  AMENDMENTS TO SECTION 2.2.

         A. The first sentence of Section 2.2 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                  "At the applicable Closing, the Company will deliver to the Purchaser a certificate or certificates representing the number of Shares to be purchased by the Purchaser on such date against payment of the applicable purchase price therefor by wire transfer of immediately available funds to an account designated by the Company."

         B. The second paragraph of the form of legend contained in Section 2.2 of the Purchase Agreement is hereby amended by adding the words "AS AMENDED," immediately after the words "APRIL 28, 2000,".

         SECTION 4.  WAIVER OF  CERTAIN CLOSING CONDITIONS.

                  With respect to the First Tranche Closing only, the Purchaser hereby waives the closing condition set forth in Section 5.6 of the Purchase Agreement. With respect to the First Tranche Closing only, the Company hereby waives the closing condition set forth in Section 6.6 of the Purchase Agreement.

         SECTION 5.  AMENDMENTS TO ARTICLES V AND VI.

         A. Section 5.1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

         "5.1 REPRESENTATIONS AND WARRANTIES.

         With respect to the First Tranche Closing, each of the representations and warranties of the Company contained in Article III hereof shall be true and correct in all material respects on and as of the First Tranche Closing Date with the same force and effect as though such representations and warranties had been made as of such Closing Date.


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         With respect to the Second Tranche Closing, each of the representations and warranties of the Company contained in Sections 3.1 through 3.3 will be true and correct in all material respects on and as of the Second Tranche Closing Date with the same force and effect as though such representations and warranties had been made as of such Closing Date. The Purchaser shall have received a certificate signed by an officer of the Company to such effect on the applicable Closing Date."

         B. Section 5.5 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

         "5.5 SHAREHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.

         With respect to the First Tranche Closing, the Company shall have executed the Shareholders Agreement and the Registration Rights Agreement."

         C. Section 5.7 of the Purchase Agreement is hereby amended by adding the words ", with respect to the Shares to be purchased by the Purchaser on such Closing Date" after the word "hereof" and before the period (.) at the end of the sentence.

         D. Section 6.5 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

         "6.5 SHAREHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT.

         With respect to the First Tranche Closing, the Purchaser shall have executed the Shareholders Agreement and the Registration Rights Agreement."

         SECTION 6.  AMENDMENTS TO ARTICLE VIII.

         A. The first line of Article VIII is hereby amended and restated to read in its entirety as follows:

            "From and after the First Tranche Closing, the Purchaser covenants to the Company as follows:"

         B. Section 8.1 of the Purchase Agreement is hereby amended by deleting at the beginning thereof the words "For a period of one hundred and eighty (180) days from the Closing Date," and inserting in their place the words "For the period commencing on the First Tranche Closing Date and ending on the day which is one hundred and eight (180) days after the Second Tranche Closing Date,".

         SECTION 7.  AMENDMENTS TO ARTICLE IX.

         A. Section 9.3 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:


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         "9.3 SURVIVAL; TERMINATION OF COVENANTS.

         The representations and warranties contained in Sections 3.1, 3.2, 3.3, 4.1, 4.2, 4.3,4.4, 4.5, 4.6, 4.7, and 4.8 shall survive the Closings indefinitely. The representations and warranties contained in Sections
         3.4 through 3.20 shall survive the Closings until the first anniversary of the Second Tranche Closing Date. No other representations or warranties herein shall survive the applicable Closing. The covenants of the Purchaser in Section 8 hereof shall continue to survive, provided that such covenants shall terminate in the event of a Change of Control or Insolvency Proceeding."

         B. Section 9.12 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

         "9.12.  TERMINATION OF OBLIGATIONS WITH RESPECT TO SECOND TRANCHE
         SHARES.

         The obligation of the Company to sell, and the obligation of the Purchaser to purchase, the Second Tranche Shares shall automatically terminate and be of no further force and effect if the Company has not consummated the IPO on a before December 31, 2000."

         SECTION 8.  NO FURTHER MODIFICATION.

                  Except as is expressly set forth herein, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

         SECTION 9.  MISCELLANEOUS.

                  A.       Entire Agreement; Amendment.

         The Purchase Agreement, as amended hereby, and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Amendment nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The enforceability and validity of the Purchase Agreement, as amended hereby, and the Registration Rights Agreement, are each to be determined separately and any finding that the Registration Rights Agreement or any provision thereof is invalid or not enforceable shall have no effect on the validity or enforceability of this Agreement (as hereby amended).

                  B.       Severability.

         If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and the Purchase Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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                  C.       Counterparts.

         This Amendment may be executed in counterparts, all of which shall consolidate one agreement binding on the parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

                                    * * * * *



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective authorized officers as of the date set forth above.


                                        CONVERGENT GROUP CORPORATION



                                        By: /s/ Glenn E. Montgomery, Jr.
                                           -------------------------------------
                                           Name:   Glenn E. Montgomery, Jr.
                                           Title:  Chairman, Chief Executive
                                                   Officer and President





                                        CINERGY COMMUNICATIONS, INC.



                                        By: /s/ James E. Rogers
                                           -------------------------------------
                                           Name:   James E. Rogers
                                           Title:  Chief Executive Officer


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                                     ANNEX I

                     CALCULATION OF PER SHARE PURCHASE PRICE
            WHERE POST-IPO ENTERPRISE VALUE IS LESS THAN $500,000,000
       (ALL SHARE NUMBERS BELOW GIVE EFFECT TO A ONE FOR TWO REVERSE STOCK
                  SPLIT AND CONVERSION OF THE PREFERRED STOCK)

FIRST TRANCHE SHARES

         SHARES: 1,237,000

         AGGREGATE PURCHASE PRICE: $10,000,000

SECOND TRANCHE SHARES

         IPO SHARES: 7,750,000 shares (Assumed)

         IPO PRICE: $10.50 (Assumed)

         BASE SHARES: 44,065,502 (Assumed)

         SECOND TRANCHE SHARES: 1,077,354 (Assumed)

         TOTAL SHARES OWNED: 2,314,354

         TOTAL SHARES OUTSTANDING AFTER IPO AND SECOND TRANCHE CLOSING:
46,379,856

CALCULATION OF PER SHARE PURCHASE PRICE

         POST-IPO ENTERPRISE VALUE: 46,379,856 x $10.50= $486,988,488

         80% OF IPO PRICE: $8.40

         AGGREGATE PURCHASE PRICE FOR ALL SHARES: 2,314,354 X $8.40 = $19,440,573.60

         LESS FIRST TRANCHE PURCHASE PRICE: $10,000,000

         AGGREGATE PURCHASE PRICE FOR SECOND TRANCHE SHARES: $9,440,573.60

         PER SHARE PURCHASE PRICE: $9,440,573.60 / 1,077,354 = $8.76 (rounded)


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                                    EXHIBIT A

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                                  See Attached.